Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-221193) pertaining to the 2000 Stock Option and Incentive Plan, the 2017 Equity Incentive Plan, and the 2017 Employee Stock Purchase Plan of ForeScout Technologies, Inc. of our report dated February 21, 2018, with respect to the consolidated financial statements of ForeScout Technologies, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

                                        /s/ Ernst & Young LLP
San Francisco, California
February 21, 2018